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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 5, 2000

                               FATBRAIN.COM, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                        0-24871                     77-0389480
           --------                        -------                     ----------
(State or other jurisdiction             (Commission                 (I.R.S. Employer
      of incorporation)                  File Number)               Identification No.)
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                    2550 Walsh Avenue, Santa Clara, CA 95051
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (408) 845-0100


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ITEM 5. OTHER EVENTS

     Fatbrain.com, Inc. (the "Company") issued a press release on June 6, 2000
(the "Press Release") announcing that it had closed $36 million in venture financing for its MightyWords, Inc. ("MightyWords") subsidiary from investors including Barnes & Noble.com, Inc. and Vulcan Ventures Inc., approximately $8.5 million of which was received by the Company as reimbursement for certain expenses incurred on behalf of MightyWords. The Company also announced that MightyWords would now operate as an independent, privately-held company lead by Chris MacAskill as Chief Executive Officer, who will remain as the Company's
Chairman of the Board. The Company has retained an approximate 23% ownership in MightyWords. Dennis Capovilla has been appointed as the Company's new Chief
Executive Officer.

     The Press Release was issued pursuant to and in accordance with Rule 135c under the Securities Act, and therefore does not constitute an offer to sell or the solicitation of offers to buy securities. A Copy of the Press Release is attached as an exhibit hereto.



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ITEM 7. EXHIBITS

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
Exhibit
Number                 Description
-------                -----------
 99.1      Press Release dated June 6, 2000.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       Fatbrain.com, Inc.

                                       /s/ DENNIS F. CAPOVILLA
Date: June 9, 2000                     ------------------------------
                                       Dennis F. Capovilla
                                       Chief Executive Officer


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                                    EXHIBITS

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
Exhibit
Number                 Description
-------                -----------
 99.1      Press Release dated June 6, 2000.